Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-103392) of our report dated February 6, 2003 relating to the financial statements and financial statement schedule, which appears in UniSource Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
May 9, 2003